                                                                     EXHIBIT 4.5

                         PLEDGE INTERCREDITOR AGREEMENT

          PLEDGE INTERCREDITOR AGREEMENT ("Agreement"), dated as of August 16, 2002, between (a) FLEET CAPITAL CORPORATION, a Rhode Island corporation, acting in its capacity as Administrative Agent (as hereinafter defined), for itself and the other Lenders (as hereinafter defined) party to the Credit Agreement (as hereinafter defined), (b) LASALLE BANK NATIONAL ASSOCIATION, a national banking association, acting in its capacity as Indenture Trustee (as hereinafter defined) and as Collateral Agent (as hereinafter defined) for the Senior Note Holders (as hereinafter defined), (c) REPUBLIC ENGINEERED PRODUCTS LLC, a Delaware limited liability company (the "Borrower"), (d) BLUE BAR, L.P., a Delaware limited partnership (the "Parent"), and (e) BLUE STEEL CAPITAL CORP., a Delaware corporation ("Blue Steel"), and N&T RAILWAY COMPANY LLC, a Delaware limited liability company (collectively, the "Subsidiary Guarantors", and together with the Borrower and the Parent, the "Companies").

                                 R E C I T A L S:
                                 - - - - - - - -

          A. Reference is made to (i) the Revolving Credit Agreement, dated as of August 16, 2002 (as amended, amended and restated, supplemented or otherwise modified from time to time, including any refinancing, re-funding, replacement or extension thereof or a portion thereof and whether by the Lenders (as hereinafter defined) or any other lender or group of lenders, (but excluding any such refinancing, replacement or refunding thereof that would violate the terms of the Indenture as in effect on the date hereof) the "Credit Agreement"), among the Borrower, the Parent, the Subsidiary Guarantors, the financial institutions party thereto as lenders (the "Lenders"), and Fleet Capital Corporation, as administrative agent for the Lenders (in such capacity, the "Administrative Agent"; together with the Lenders, the "Credit Agreement Parties"), and (ii) the Indenture, dated as of August 16, 2002 (as amended or modified from time to time, the "Indenture"), among LaSalle Bank National Association, a national banking association, as trustee (in such capacity, the "Indenture Trustee") and as collateral agent (in such capacity, the "Collateral Agent") for the holders of the Senior Notes (as defined below) from time to time (the "Senior Note Holders"), the Borrower and Blue Steel, as issuers (the "Issuers"), the Parent and the Subsidiary Guarantors party thereto.

          B. The Lenders have agreed to make Revolving Credit Loans (as defined in the Credit Agreement and which term will include any loans, revolving, term or otherwise, made under the Credit Agreement) to, and issue Letters of Credit (as defined in the Credit Agreement) for the account of, the Borrower in an aggregate principal amount of up to $336,000,000 upon the terms and subject to the conditions specified in the Credit Agreement. Pursuant to the Indenture, the Issuers are issuing $80,000,000 aggregate principal amount of their 10% Senior Secured Notes due 2009 (together with any substantially identical notes of the Issuers issued in exchange therefor in accordance with the Indenture, the "Senior Notes").

          C. Pursuant to the Credit Agreement Security Documents to which the Borrower and each Subsidiary Guarantor is a party, the Borrower and each Subsidiary Guarantor is granting to the Administrative Agent, for the benefit of the Credit Agreement Parties, a lien on and security interest in the Credit Agreement Collateral to secure the Credit Agreement Obligations. Pursuant to the Senior Note Security Documents to which the Borrower and each Subsidiary Guarantor is a party, the Borrower and each Subsidiary Guarantor are granting to the Indenture Trustee, for the benefit of the Senior Note Holders, a lien on and security interest in the Senior Note Collateral to secure the Senior Note Obligations.

          D. In addition, each of the Borrower and the Parent is entering into the Pledge Agreement, dated as of the date hereof (the "Lender Pledge Agreement"), under which each of the Borrower and the Parent is granting to the Administrative Agent a lien on and security interest in the Shared Collateral to secure the Credit Agreement Obligations. Pursuant to the Indenture, each of the Borrower and the Parent is also entering into the Pledge Agreement, dated as of the date hereof (the "Indenture Pledge Agreement", and together with the Lender Pledge Agreement, the "Pledge Agreements"), under which it is granting to the Indenture Trustee a lien on and security interest in the Shared Collateral to secure the Senior Note Obligations. The Shared Collateral shall be shared pari passu among the Credit Agreement Parties and the Senior Note Holders in accordance with the provisions of Section 7.01 and any remedies taken by any Secured Party in connection therewith shall be subject to the provisions of
Article III of this Agreement.

          E. On April 2, 2001, Republic Technologies International ("RTI") and certain of its subsidiaries commenced cases in the United States Bankruptcy Court for the Northern District of Ohio, Eastern Division (the "Bankruptcy Court"), under Chapter 11 of the Bankruptcy Code. On the date hereof, the Borrower is acquiring a substantial portion of the assets of RTI and its subsidiaries pursuant to the following: (i) an Asset Purchase Agreement, dated June 7, 2002 (as amended, supplemented or otherwise modified from time to time, the "RTI Asset Purchase Agreement"), among RTI and certain of its subsidiaries, and the Borrower; and (ii) an order of Bankruptcy Court, dated July 23, 2002 (the "Sale Order"), entitled "Amended Order Superseding Order (A) Approving Sale of Certain Assets Free and Clear Of Liens and Stamp or Transfer Taxes Pursuant to Bankruptcy Code Section 363(f) and 1146(c), (B) Approving Assumption and Assignment of Executory Contracts and Unexpired Leases Subject to the Sale Pursuant to Bankruptcy Code Section 364 and, (C) Approving Settlement Agreement with USWA, and (D) Waiving the Requirements of Local Bankruptcy Rule 9013-1(a) and the Ten Day Stay Period Provided by Bankruptcy Rule 6004(g), to which is attached and made a part thereof the Stipulation Settling Disputes between Republic Technologies International, LLC, RT Acquisition LLC, Fleet Capital Corporation, as agent, and the Majority Noteholders of Senior Secured 13-3/4% Notes (the "RTI Majority Noteholders"), dated July 11, 2002 (the "Stipulation"). Pursuant to the Sale Order, and in exchange for the issuance of the Senior Notes, all Liens on the property and assets to be purchased pursuant to the RTI Asset Purchase Agreement and the Sale Order which constitutes collateral securing the RTI Notes ("Specified Noteholder Collateral") that is subject to the jurisdiction of the Bankruptcy Court are to be released at the time of the purchase and the Senior Notes are to be secured by a first lien on the Specified Noteholder Collateral. The rights, claims and interests of the RTI Notes, the holders thereof and the relevant Indenture Trustee as to the collateral of the RTI Notes that are not being purchased by the Purchaser pursuant to the RTI Asset Purchase Agreement and Sale Order shall not be subject to this Agreement in any respect and the rights of the holders of the

RTI Notes and the relevant Indenture Trustee are preserved and are not adversely affected hereby.

          F. Each of the Secured Parties desires to provide for their respective rights in respect of the Collateral to which it is entitled and certain collections from the Companies and to make certain other commitments and undertakings in connection with the Senior Credit Documents, the obligations incurred by the Companies under such agreements and the rights of the Secured Parties under such agreements.

                                A G R E E M E N T:
                                - - - - - - - - -

          Accordingly, each of the Secured Parties and each of the Companies hereby agrees as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. Definition of Terms Used Herein. All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement, the Indenture, the Lender Pledge Agreement and the Indenture Pledge Agreement, as identified and defined herein. All references to specific Sections in the Credit Agreement shall be deemed to also be references to the parallel provision of any other credit agreement included within the definition of "Credit Agreement."

          SECTION 1.02. Definitions of Certain Terms Used Herein. As used herein, the following terms shall have the meanings set forth below:

          "Administrative Agent" shall have the meaning set forth in the Recitals hereto.

          "Availability" shall have the meaning assigned to such term in the Credit Agreement.

          "Blue Steel" shall have the meaning set forth in the Preamble.

          "Borrower" shall have the meaning set forth in the Preamble.

          "Business Day" shall mean any day (other than a day that is a Saturday, a Sunday or a legal holiday in the State of New York) on which banks are open for business in New York City.

          "Collateral" shall mean the Credit Agreement Collateral, the Senior Note Collateral and/or the Shared Collateral, as the case may be.

          "Collateral Accounts" shall have the meaning set forth in Section
4.01.

          "Companies" shall have the meaning set forth in the Preamble.

          "Credit Agreement" shall have the meaning set forth in the Recitals hereto.

          "Credit Agreement Collateral" shall have the meaning given the term "Collateral" set forth in the Credit Agreement Security Documents, provided, however, that the term Credit Agreement Collateral as used herein shall not include the Shared Collateral.

          "Credit Agreement Collateral Account" shall have the meaning set forth in Section 4.01.

          "Credit Agreement Guaranty" shall mean the Guaranty as defined in the Credit Agreement.

          "Credit Agreement Obligations" shall have the meaning given the term "Obligations" in the Credit Agreement.

          "Credit Agreement Parties" shall have the meaning set forth in the Recitals hereto.

          "Credit Agreement Security Documents" shall have the meaning given the term "Security Documents" in the Credit Agreement.

          "Documents" means, collectively, all of the Borrower's and Subsidiary Guarantors' now owned or hereafter acquired "documents," as such term is defined in the UCC, relating to any item or type of Collateral, and shall also include, without limitation, any and all lists, books, records, ledgers, printouts, computer programs, computer disks or tape files, computer runs and other computer prepared information, files (whether in printed form or stored electronically), tapes and other papers or materials containing information to the extent relating to any item or type of Collateral.

          "Enforcement" shall mean, collectively or individually, to make demand for payment or accelerate the Indebtedness of the Borrower or any other Company (other than any acceleration which may occur automatically upon the filing of a bankruptcy petition), repossess any collateral or commence the judicial or other enforcement of any of the rights and remedies under any of the Senior Credit Documents or the Security Documents.

          "Enforcement Notice" shall mean a written notice delivered by any Secured Party to the other Secured Parties, stating that an Event of Default (as defined herein) has occurred and that the Secured Party delivering such notice intends to realize upon its security interest in all or any portion of the Collateral to which it is entitled. An Enforcement Notice shall be deemed to have been given when the Enforcement Notice has been sent to the other Secured Parties by certified U.S. mail, return receipt requested, and to have been rescinded when the other Secured Parties have received satisfactory evidence that such Event of Default has been cured or when such Event of Default has been effectively waived for purposes of this Agreement. An Enforcement Notice shall be deemed to be outstanding at all times after such Notice has been given until such time, if any, as such Notice has been rescinded.

          "Event of Default" shall mean any "Event of Default" as defined in the Credit Agreement and any "Event of Default" as defined in the Indenture.

          "Guarantees" shall mean, collectively, the Credit Agreement Guaranty and the Indenture Guarantee.

          "Indemnitees" shall have the meaning set forth in Article V.

          "Indenture Pledge Agreement" shall have the meaning set forth in the Recitals hereto.

          "Indenture Guarantee" the Guarantee as defined in the Indenture.

          "Indenture Trustee" shall have the meaning set forth in the Recitals hereto.

          "Indentures" shall have the meaning set forth in the Recitals hereto.

          "Intangibles" shall mean, collectively, all of the Borrower's and Subsidiary Guarantors' presently existing or hereafter arising or acquired "general intangibles, " as such term is defined in the UCC, relating to any item or type of Collateral, and, in any event, shall include, without limitation, any and all contract rights, goodwill (other than Goodwill), descriptions, name plates, claims, choses-in-action, causes of action, catalogs, confidential information, consulting agreements, engineering contracts, and such other assets which relate to the goodwill (other than Goodwill) of the business of the Borrower or any Subsidiary Guarantor and rights to refund or indemnification to the extent the foregoing relate to any item or type of Collateral, deposits and deposit accounts, letters of credit, documents, instruments, chattel paper, banker's acceptances and guarantees, and income tax refunds to the extent relating to any item or type of Collateral, claims for tax or other refunds against any city, county or state or federal government, or any agency or authority or other subdivision thereof relating to any item or type of Collateral, corporate or other business records relating to any item or type of Collateral, and all other general intangibles of every kind and description relating to any item or type of Collateral.

          "Issuers" shall have the meaning set forth in the Recitals hereto.

          "Lenders" shall have the meaning set forth in the Recitals hereto.

          "Majority Noteholders" means, at any time, holders at such time of a majority by principal amount of the issued and outstanding Senior Notes under the Indenture.

          "Obligations" shall mean collectively the Credit Agreement Obligations and the Senior Note Obligations.

          "Outstanding Credit Agreement Obligations" shall mean, at any time, the sum (without duplication) of (i) the aggregate principal amount of the Revolving Credit Loans at such time and the aggregate amount of accrued and unpaid interest thereon at such time, (ii) any Unfunded L/C Exposure, (iii) the aggregate amount of all Letters of Credit not yet reimbursed to the Lenders and accrued and unpaid interest thereon at such time, (iv) the aggregate amount of all other monetary obligations that are accrued and owing at such time to the Credit Agreement Parties or any of them under the Credit Agreement, the Security Documents and the Guarantees, including fees, costs, expenses, indemnities and premiums, if any, (v) the aggregate amount of all monetary obligations of the Companies at such time under all Rate Protection Agreements entered into with any counterparty that was a Lender at the time such Rate Protection Agreement was entered into, and (vi) all indebtedness, obligations and liabilities of the Companies in connection with cash management services provided by the Administrative Agent or Fleet National Bank.

          "Outstanding Obligations" shall mean, at any time, the sum of (i) the Outstanding Credit Agreement Obligations at such time and (ii) the Outstanding Senior Note Obligations at such time.

          "Outstanding Senior Note Obligations" shall mean, at any time, the sum (without duplication) of (i) the aggregate principal amount of the outstanding Senior Notes at such time and the aggregate amount of accrued and unpaid interest thereon at such time and (ii) the aggregate amount of all other monetary obligations that are accrued and owing at such time to the Senior Note Creditors or any of them under the Indenture, the Security Documents and Guarantees, including fees, costs, expenses, indemnities, premiums, and enforcement costs of the Majority Noteholders if any.

          "Permitted Investments" shall mean (i) direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof; (ii) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt, or whose parent holding company's long-term debt, is rated A (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act of 1933, as amended); (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (i) above entered into with a bank meeting the qualifications described in clause (ii) above; (iv) commercial paper, maturing not more than 180 days after the date of acquisition, issued by a corporation (other than an affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody's Investors Services, Inc. ("Moody's"), or A-1 (or higher) according to Standard & Poor's Ratings Group ("S&P"); (v) securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by an state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody's; (vi) mutual funds whose investment guidelines restrict such funds' investments to those satisfying the provisions of clauses (i) through (v) above; and (vii) time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1/2 of 1% of total assets of the Companies, on a consolidated basis, as of the end of the Borrower's most recently completed fiscal year.

          "Pledge Agreement" shall have the meaning set forth in the Recitals hereto.

          "Proceeds" shall have the meaning assigned to the term "proceeds" under the UCC and, in any event, shall include, without limitation, any and all
(i) proceeds of any insurance (except payments made to a person that is not a party to this Agreement), (ii) indemnity, warranty, guarantee or claim payable to the Indenture Trustee, the Administrative Agent, the Borrower or any Subsidiary Guarantor, as the case may be, from time to time with respect to any item or type of Collateral, (ii) payments (in any form whatsoever) made or due and payable to the Borrower or any Subsidiary Guarantor from time to time in connection with any requisition, confiscation, condemnation, seizure or forfeiture of all or any part of any item or type of Collateral by any governmental authority (or any person acting under color of a governmental authority), (iii) products of any item or type of Collateral, and (iv) other amounts from time to time paid or payable under or in connection with any item or type of Collateral.

          "Reimbursement Obligations" shall have the meaning set forth in
Section 4.01.

          "Required Lenders" shall mean the "Majority Lenders" (as such term is defined in the Credit Agreement).

          "Required Secured Parties" shall mean the holders of Voting Obligations representing at least a majority of the Voting Obligations.

          "Secured Parties" shall mean the Administrative Agent, on behalf of the Credit Agreement Parties, and the Indenture Trustee, on behalf of the Senior Note Creditors, and their respective successors and permitted assigns under the Credit Agreement or the Indenture, as the case may be.

          "Security Documents" shall mean the Credit Agreement Security Documents and the Senior Note Security Documents.

          "Senior Credit Documents" shall mean the Credit Agreement, the Indenture and the Security Documents.

          "Senior Note Collateral" shall have the meaning given the term "Collateral" set forth in the Senior Note Security Documents, provided, however, that the term Senior Note Collateral as used herein shall not include the Shared Collateral.

          "Senior Note Collateral Account" shall have the meaning set forth in
Section 4.01.

          "Senior Note Creditors" shall mean the Senior Note Holders and the Indenture Trustee.

          "Senior Note Obligations" shall have the meaning given the term "Obligations" in the Indenture.

          "Senior Note Security Documents" shall have the meaning given the term "Security Documents" in the Indenture.

          "Senior Noteholders" shall have the meaning set forth in the Recitals hereto.

          "Senior Notes" shall have the meaning set forth in the Recitals hereto.

          "Shared Collateral" shall mean, collectively, (i) all capital stock, membership interests and/or partnership interests of the Borrower and each of the Subsidiary Guarantors, together with all rights, privileges, authority and powers of each such person in and to the equity interests in each such person or under the membership or partnership agreement of such person and the certificates, instruments and agreements, if any, representing such membership or partnership interests, (ii) all issued and outstanding shares of capital stock of the Borrower and each of the Subsidiary Guarantors, if any, including the certificates representing such shares and any interest of any such person in the entries on the books of any financial intermediary pertaining to such shares, (iii) all additional membership interests, partnership interests and shares of capital stock (as applicable) of any issuer of the interests and shares described in clauses (i) and (ii) of this definition from time to time acquired by any such person in any manner and all membership interests and partnership interests and issued and outstanding shares of capital stock of each person which, after the date of this Agreement, is or becomes, as a result of any occurrence, a Subsidiary Guarantor, including any right relating to the equity or membership or partnership interests in any such person or under the membership or partnership agreement of any such person, from time to time acquired by such person in any manner and the certificates, instruments and agreements, if any, representing such additional interests, the certificates representing such additional interests and shares and any interest of any such person in the entries on the books of any financial intermediary pertaining to such additional shares, (iv) all dividends, cash, options, warrants, rights, instruments, distributions, partnership distributions, returns of capital, income, profits and other property, interests or proceeds from time to time received, receivable or otherwise distributed to any such person in respect of or in exchange for any or all of such interests and shares, (v) all Intangibles to the extent relating to any of the foregoing, (vi) all Documents to the extent relating to any of the foregoing, and (vii) all Proceeds of any of the foregoing.

          "Unfunded L/C Exposure" shall mean, at any time, the aggregate undrawn amount of all outstanding Letters of Credit at such time.

          "UCC" shall mean the Uniform Commercial Code as in effect from time to time in any applicable jurisdiction.

          "Voting Actions" shall mean all amendments and modifications to, and waivers of any provisions of, and consents granted under this Agreement and the Pledge Agreements.

          "Voting Credit Agreement Obligations" shall mean, at any time (without duplication), (i) the aggregate principal amount of the Revolving Credit Loans outstanding at such time, (ii) the Unfunded L/C Exposure at such time, (iii) the aggregate amount of unreimbursed disbursements under Letters of Credit ("L/C Disbursements") and (iv) the aggregate principal amount of funds available to the Borrower under the Credit Agreement at such time; provided, however, that the amount referred to in clause (iv) above shall not include any portion of such available amount that is not made available to the Borrower by the Lenders as a result of a failure of a condition to borrowing under the Credit Agreement, except to the extent such failure is waived by the Lenders.

          "Voting Obligations" shall mean the Voting Credit Agreement Obligations and the Voting Senior Note Obligations.

          "Voting Senior Note Obligations" shall mean, at any time, the aggregate principal amount of the outstanding Senior Notes at such time.

          SECTION 1.03. Terms Generally. The definitions in Section 1.02 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". All references herein to Articles and Sections shall be deemed references to Articles and Sections of this Agreement unless the context shall otherwise require.

                                   ARTICLE II

                 ACTS OF SECURED PARTIES; AMOUNTS OF OBLIGATIONS

          SECTION 2.01. Acts of Secured Parties. Any request, demand, authorization, direction, notice, consent, waiver or other action permitted or required by this Agreement to be given or taken by the Secured Parties or any portion thereof (including the Required Secured Parties) may be and, at the request of either the Administrative Agent or the Indenture Trustee, shall be embodied in and evidenced by one or more written instruments reasonably satisfactory in form to the Administrative Agent or the Indenture Trustee, as the case may be, and signed by or on behalf of such persons and, except as otherwise expressly provided in any such instrument, any such action shall become effective when such instrument or instruments shall have been delivered to the Administrative Agent and the Indenture Trustee. The instrument or instruments evidencing any action (and the action embodied therein and evidenced thereby) are sometimes referred to herein as an "Act" of the persons signing such instrument or instruments. Each of the Administrative Agent and the Indenture Trustee shall be entitled to rely absolutely upon an Act of any other Secured Party if such Act purports to be taken by or on behalf of such Secured Party, and nothing in this Section 2.01 or elsewhere in this Agreement shall be construed to require any Secured Party to demonstrate that it has been authorized to take any action that it purports to be taking, the Administrative Agent and the Indenture Trustee being entitled to rely conclusively, and being fully protected in so relying, on any Act of such Secured Party.

          SECTION 2.02. Determination of Amounts of Obligations. Each of the Administrative Agent and the Indenture Trustee agrees to provide to any Secured Party such information, reasonably available to the Administrative Agent or the Indenture Trustee, as the case may be, as such Secured Party may reasonably request for purposes of determinations to be made under this Agreement, including information with respect to Outstanding Obligations, Voting Obligations and matters provided for in Article IV, including, without limitation, periodic accountings as to amounts in each of the Collateral Accounts.

          SECTION 2.03. Restrictions on Actions. Each Secured Party agrees that, as long as any Outstanding Obligations exist, the provisions of this Agreement shall provide the exclusive method by which any Secured Party may exercise any Enforcement under or with respect to the Shared Collateral and the Pledge Agreement to which it is a party. Therefore, each Secured Party shall, for the mutual benefit of all Secured Parties, except as permitted under this Agreement:

          (a) refrain from taking or filing any action, judicial or otherwise, to enforce any rights or pursue any remedies under the Pledge Agreement to which it is a party, except for delivering notices hereunder; and

          (b) refrain from exercising any rights or remedies under the Pledge Agreement to which it is a party that may be exercisable as a result of an Event of Default;

          provided, however, that the foregoing shall not prevent (i) any Secured Party from imposing a default rate of interest in accordance with the Credit Agreement or the Indenture, as applicable, (ii) any Secured Party from raising any defenses in any action in which it has been made a party defendant or has been joined as a third party, (iii) any Secured Party from exercising its rights and remedies as a general creditor in accordance with the Senior Credit Documents and applicable law, including the right to commence legal proceedings to collect any Outstanding Obligation due and payable to such Secured Party and remaining unpaid, to obtain a judgment and to enforce such judgment, in each case to the same extent as if such Secured Party were an unsecured creditor, or
(iv) any Secured Party as a secured creditor from taking or filing any action or exercising any rights or remedies with respect to any Collateral to which it is entitled (other than the Shared Collateral). For the avoidance of doubt, each Secured Party shall be free to act in any respect provided for under the Senior Credit Documents to which it is a party and pursuant to applicable law and principles of equity with respect to its Collateral not constituting Shared Collateral.

                                   ARTICLE III

                                    REMEDIES

          SECTION 3.01. Security Interests.


          (a) Each of the Companies and the Administrative Agent, on behalf of the Credit Agreement Parties, hereby acknowledges that (i) the Indenture Trustee, for the benefit of the Senior Note Holders, has been granted a security interest in and lien upon the Senior Note Collateral pursuant to the Senior Note Security Documents in effect on the date hereof, true and complete copies of which have been made available to the Administrative Agent, (ii) upon the sale or other disposition of the Senior Note Collateral pursuant to any of the Senior Note Security Documents, the Indenture Trustee and the Senior Note Holders shall be entitled to 100% of the proceeds of such sale or disposition, (iii) the Administrative Agent and the Credit Agreement Parties have no claim or interest in such Senior Note Collateral or the proceeds thereof, and (iv) the provisions of this Agreement shall not restrict the Indenture Trustee and the Senior Note Holders from commencing Enforcement in respect of any Collateral to which it is entitled (other than the Shared Collateral).

          (b) Each of the Companies and the Indenture Trustee, on behalf of the Senior Note Holders, hereby acknowledges that (i) the Administrative Agent, for the benefit of the Credit Agreement Parties, has been granted a security interest in and lien upon the Credit

Agreement Collateral pursuant to the Credit Agreement Security Documents in effect on the date hereof, true and complete copies of which have been made available to the Indenture Trustee, (ii) upon the sale or other disposition of the Credit Agreement Collateral pursuant to any of the Credit Agreement Security Documents, the Administrative Agent and the Credit Agreement Parties shall be entitled to 100% of the proceeds of such sale or disposition, (iii) the Indenture Trustee and the Senior Note Holders have no claim or interest in such Credit Agreement Collateral or the proceeds thereof, and (iv) the provisions of this Agreement shall not restrict the Administrative Agent and the Credit Agreement Parties from commencing Enforcement in respect of any Collateral to which it is entitled (other than the Shared Collateral).

          SECTION 3.02. Actions Under Pledge Agreements.

          (a) Upon the occurrence and during the continuance of an Event of Default under the applicable Senior Credit Documents, each Secured Party shall have the non-exclusive right to deliver an Enforcement Notice in respect of the Shared Collateral to the other Secured Parties. After delivery of such Enforcement Notice, the other Secured Parties shall have the right to join in such Enforcement in respect of the Shared Collateral and to participate in the management, exercise and performance of such Enforcement, in each case, subject to Section 3.02(b). To the extent such Enforcement is not joined in by such other Secured Parties, the Secured Party that sent the Enforcement Notice may commence Enforcement in respect of the Shared Collateral following the expiration of a 30 day period in which the Secured Parties attempt to reach agreement as to a joint Enforcement, and direct the management, exercise and performance of such Enforcement, subject to the provisions of Section 3.02(b). Any Secured Party commencing Enforcement in respect of the Shared Collateral pursuant to this Section 3.02(a) shall use reasonable judgment and efforts to maximize the proceeds from such Enforcement for the benefit of the Secured Parties and each holder of Outstanding Obligations and shall pursue Enforcement in a commercially reasonable, expeditious manner. All actions by the Secured Parties pursuant to this Section 3.02(a) shall be subject to the provisions of Sections 3.02(b) and 7.02.

          (b) Following the delivery of an Enforcement Notice, the Secured Party commencing Enforcement shall notify the other Secured Parties of its intended enforcement actions at least 10 days prior to taking any such actions. In the event such Secured Party (or its nominee) wishes to assume voting control of the entities whose equity constitutes Shared Collateral (or any of them), then such voting control shall be allocated to the Secured Parties based on the respective Outstanding Voting Obligations, and any election of members of boards of directors or similar governing bodies shall be effected such that each Secured Party shall have the right to elect such number of directors as bears the same proportion to the total number of directors of such entities as the Voting Obligations of such Secured Party bears to the total Voting Obligations (rounding to the nearest whole number, rounding upward if the fraction is 1/2). In the event such Secured Party (or its nominee) wishes to sell such equity interests, at auction or otherwise, the other Secured Parties shall have approved the sale in their reasonable discretion or the Senior Note Obligations (in the case of Enforcement and sale directed by the Administrative Agent) or the Credit Agreement Obligations (in the case of Enforcement and sale directed by the Indenture Trustee) shall have been repaid in full in connection with and simultaneously with such sale, otherwise such non consenting Secured Party shall have the right to object to such sale in any action or proceeding, and provided that any such dispute as to any sale shall be resolved by a court of competent jurisdiction. Each of the Administrative Agent and the Indenture Trustee may take, but shall have no obligation to take, any and all such actions under the Pledge Agreement to which it is a party, or otherwise as it shall deem to be in the best interests of the Secured Parties in order to maintain the Shared Collateral and protect and preserve such Shared Collateral and the rights of the Secured Parties; provided, however, that in the absence of written approval (which may relate to the exercise of specific remedies or to the exercise of remedies in general) from the other Secured Parties, neither the Administrative Agent nor the Indenture Trustee shall take action to foreclose any Lien on such Shared Collateral or exercise any other remedies available to it under the Lender Pledge Agreement or the Indenture Pledge Agreement, as applicable, with respect to such Shared Collateral or any part thereof in a manner requiring such approval or consent hereunder.

          SECTION 3.03. Meetings, Voting. (a) Following the delivery of an Enforcement Notice in respect of the Shared Collateral, upon the request of any Secured Party, the parties shall schedule a meeting of all Secured Parties to be held at a location in any of New York, New York, Boston, Massachusetts or Chicago, Illinois, such location to be agreed upon between the Secured Parties, and any Secured Party may participate via telephone. Without limiting Section 3.01(a), at such meeting the Secured Parties shall consult with one another in an attempt to determine a mutually acceptable course of conduct regarding the Companies, the collection of the Outstanding Obligations and the exercise of rights and remedies under the Pledge Agreements.

          (b) In the event that it is necessary to take any Voting Action in respect of the Shared Collateral, the Administrative Agent or the Indenture Trustee, as applicable, shall (i) notify each Credit Agreement Party and Senior Note Creditor entitled to participate in such proposed Voting Action, (ii) collect instructions from such Credit Agreement Parties and Senior Note Creditors regarding such Voting Action and (iii) notify all Credit Agreement Parties and Senior Note Creditors of the results of such Voting Action.

          SECTION 3.04. Records. Each Secured Party shall maintain records regarding Voting Actions, determinations of the amounts of the Outstanding Obligations and Voting Obligations for any purpose, the allocation of deposits to the Collateral Accounts and any distributions therefrom. The information contained in such records shall be made available to any other Secured Party upon request.

                                   ARTICLE IV

                  PROCEEDS RECEIVED UNDER THE PLEDGE AGREEMENTS

          SECTION 4.01. Collateral Accounts.

          (a) Each of the Administrative Agent and the Indenture Trustee shall establish and maintain two accounts into which it shall deposit all amounts received by it in its capacity as Administrative Agent or Indenture Trustee, as the case may be (and not in any other capacity), in respect of the Shared Collateral upon an Event of Default, including all monies received on account of any sale of or other realization upon any of the Shared Collateral pursuant to the Pledge Agreement to which it is a party. One of the two accounts of such person referred to in the preceding sentence shall be established and maintained by each of the Administrative Agent and the Indenture Trustee for the benefit of the Credit Agreement Parties in respect of the Outstanding Credit Agreement Obligations (each a "Credit Agreement Collateral Account", and collectively the "Credit Agreement Collateral Accounts"), and the second account shall be established and maintained by each of the Administrative Agent and the Indenture Trustee for the benefit of the Senior Note Creditors (each a "Senior Note Collateral Account", and collectively, the "Senior Note Collateral Accounts", and, together with the Credit Agreement Collateral Accounts, the "Collateral Accounts"). All amounts deposited in the respective Collateral Accounts shall be held by the Administrative Agent or the Indenture Trustee, as the case may be, subject to the terms hereof and of the Pledge Agreement to which it is a party, it being understood that any such amounts may be released to the Borrower to the extent required by the applicable Pledge Agreement (any amounts so released to be released from the respective Collateral Accounts pro rata in accordance with the aggregate amounts deposited in such accounts during the term of this Agreement; provided, however, that the aggregate amounts deposited in either Credit Agreement Collateral Account shall be deemed to have been reduced by any amounts released from such Account pursuant to paragraph (d) below). None of the Companies shall have any rights with respect to, and the Administrative Agent or the Indenture Trustee, as the case may be, shall have exclusive dominion and control over, the Collateral Accounts.

          (b) Except as set forth in paragraphs (d) and (g) below, all amounts that the Administrative Agent or the Indenture Trustee, as the case may be, is required at any time to deposit in the respective Collateral Accounts pursuant to paragraph (a) above shall be allocated as among, and deposited in, the applicable Credit Agreement Collateral Account and the applicable Senior Note Collateral Account pro rata in accordance with the aggregate amount of Outstanding Credit Agreement Obligations and Outstanding Senior Note Obligations.

          (c) Each of the Administrative Agent and the Indenture Trustee shall establish sub-accounts in its Credit Agreement Collateral Account with respect to each outstanding Letter of Credit. All amounts deposited in the Credit Agreement Collateral Account in respect of Letters of Credit shall be allocated among, and deposited in, the respective sub-accounts therein pro rata in accordance with the Unfunded L/C Exposure with respect to the related Letters of Credit. If, on or after the date on which any funds are deposited in the Credit Agreement Collateral Account pursuant to paragraph (b) above, any Letter of Credit is drawn upon by the beneficiary thereof, the Administrative Agent shall apply any funds in the sub-account with respect to such Letter of Credit to the reimbursement of such L/C Disbursement as if such reimbursement were being made by the Borrower pursuant to the Credit Agreement (but not in an amount in excess of the amount of such drawing plus accrued and unpaid interest thereon from the date of draw to the date of payment).

          (d) At the time of any expiration or cancellation of any outstanding Letter of Credit, or any other reduction in the amount of Unfunded L/C Exposure thereunder (other than as a result of an L/C Disbursement), the amount of funds in the sub-account with respect to such Letter of Credit (or, in the case of any partial reduction in the amount of Unfunded L/C Exposure thereunder, a pro rata portion of such funds) shall be released from such sub-account, and the funds so released shall be allocated among, and deposited in, the Credit Agreement Collateral Account and the Senior Note Collateral Account pro rata in accordance with the aggregate amount of the Outstanding Credit Agreement Obligations and Outstanding Senior Note Obligations, respectively, at such time.

          (e) Each of the Administrative Agent and the Indenture Trustee shall have the right at any time and from time to time to apply any amounts in the Collateral Accounts to the payment of the reasonable out-of-pocket costs and expenses incurred by such person in administering and carrying out their respective obligations under this Agreement or the Pledge Agreements, in exercising or attempting to exercise any right or remedy hereunder or thereunder or in taking possession of, protecting, preserving or disposing of any item of Collateral, and all amounts against or for which such person is to be indemnified or reimbursed hereunder (excluding any such costs, expenses or amounts that have theretofore been reimbursed) until all of such costs, expenses and amounts have been paid in full; provided, however, that any such application shall be allocated as among the Credit Agreement Collateral Account (provided that the aggregate amounts deposited in the Credit Agreement Collateral Account in respect of Letters of Credit shall be deemed to have been reduced by any amounts released from such Account pursuant to paragraph (d) above) and the Senior Note Collateral Account ratably in accordance with the aggregate amounts deposited in such Accounts during the term of this Agreement. Each of the Administrative Agent and the Indenture Trustee shall reimburse any Credit Agreement Party or Senior Note Creditor, as the case may be, prior to applying any amounts in the Collateral Accounts pursuant to Section 4.02 for any and all losses with respect to any amounts expended with respect to any indemnity provided in accordance with Section 5.03(d) by such Credit Agreement Party or Senior Note Creditor by application of funds in the Collateral Accounts in the same manner as provided in the proviso to the preceding sentence.

          (f) For purposes of determining allocations and deposits of funds (but not distributions of funds) pursuant to this Section 4.01 and Section 4.02, any Outstanding Obligations shall be deemed to be reduced by the amount, if any, held by the Administrative Agent and the Indenture Trustee in the Collateral Accounts (or sub-account therein) from which distributions are to be paid in respect of such Outstanding Obligations.

          (g) If, at any time that the Administrative Agent or the Indenture Trustee receives any amounts to be deposited in the Collateral Accounts, any portion of the Outstanding Obligations consists of out-of-pocket costs and expenses (including attorney fees and disbursements) or other claims in respect of any indemnification or expense reimbursement obligations of any of the Companies under any of the Senior Credit Documents (collectively, "Reimbursement Obligations"), then, prior to allocating such amounts among the Collateral Accounts, the Administrative Agent or the Indenture Trustee, as applicable, shall, to the extent it shall have received notice of such Reimbursement Obligations, apply such amounts to pay such Reimbursement Obligations (pro rata among such Reimbursement Obligations, in the event that the amount to be so applied is insufficient to pay all such Reimbursement Obligations in full).

          SECTION 4.02. Application of Proceeds. (a) Amounts deposited in the Credit Agreement Collateral Accounts shall be applied in the following order of priority:

          First, to the payment of all Outstanding Credit Agreement Obligations that consist of costs and expenses incurred in connection with the enforcement or protection of the rights of the Credit Agreement Parties and other fees and expenses of the Administrative Agent;

          Second, to the Credit Agreement Parties in respect of the Outstanding Credit Agreement Obligations pro rata in accordance with the aggregate amounts of the Outstanding Credit Agreement Obligations at such time, until the Outstanding Credit Agreement Obligations shall have been paid in full;

          Third, if there is any Unfunded L/C Exposure to the Credit Agreement Account in an amount equal to such Unfunded L/C Exposure;

          Fourth, if there are any Outstanding Senior Note Obligations to the Senior Note Collateral Account in an amount equal to such outstanding Senior Note Obligations; and

          Fifth, the balance, if any, to the Borrower or such other person or persons as shall be entitled thereto.

          (b) Amounts deposited in the Senior Note Collateral Accounts shall be applied in the following order of priority:

          First, to the payment of all Outstanding Senior Note Obligations that consist of costs and expenses incurred in connection with the enforcement or protection of the rights of the Senior Note Creditors and other fees and expenses of the Indenture Trustee;

          Second, to the Senior Note Creditors pro rata in accordance with the aggregate amounts of the Outstanding Senior Note Obligations at such time, until the Outstanding Senior Note Obligations shall have been paid in full;

          Third, if there are any Outstanding Credit Agreement Obligations (or if the Lenders shall have any remaining commitments to lend under the Credit Agreement), or if there is any Unfunded L/C Exposure (or if the Lenders shall have any remaining commitments to participate in the issuance of Letters of Credit), to the Credit Agreement Collateral Account pro rata in accordance with the respective amounts of such Outstanding Obligations; and

          Fourth, the balance, if any, to the Borrower or such other person or persons as shall be entitled thereto.

          (c) All amounts deposited in any sub-account in the Credit Agreement Collateral Account shall be applied as provided in Sections 4.01 (c) and (d).

          (d) Each Secured Party agrees that, notwithstanding any provision of this Agreement or the other Senior Credit Documents, any sums and amounts received by such Secured Party pursuant to this Section 4.02 shall be applied to the payment of its Outstanding Obligations as follows: first, to the payment of all Outstanding Obligations owed to such Secured Party, other than principal, premium, interest and obligations in respect of reimbursement of L/C Disbursements; second, to the payment of all Outstanding Obligations owed to such Secured Party consisting of accrued interest; and third, to the payment of all Outstanding Obligations owed to such Secured Party consisting of principal, premium and obligations in respect of reimbursement of L/C Disbursements.

          SECTION 4.03. Time of Payments. Unless the Administrative Agent or the Indenture Trustee shall have received written instructions from the Required Secured Parties as to the times at which any amounts are to be distributed pursuant to Section 4.02, all distributions under Section 4.02 shall be made at such times and as promptly as such person shall determine to be reasonable and practicable under the circumstances, subject to Section 4.04; provided, however, that any distributions from the Credit Agreement Collateral Account and the Senior Note Collateral Account shall be made substantially simultaneously.

          SECTION 4.04. Application of Amounts Not Distributable. If there is no provision under the Credit Agreement or the Indenture, as the case may be, for the application of amounts that are to be distributed to the parties to the Credit Agreement or the Indenture pursuant to Section 4.02 (whether by virtue of the applicable Outstanding Obligations thereunder not being then due and payable or otherwise) or for the holding of such amounts by or on behalf of such parties pending application thereof, then the Administrative Agent or the Indenture Trustee, as the case may be, shall invest the amounts in the applicable Collateral Account in investments permitted by Section 4.05 and shall hold such amounts and all proceeds of such investments in such Collateral Account for the benefit of the Secured Parties until such amounts are either applied against such Outstanding Obligations or such Outstanding Obligations have been paid in full.

          SECTION 4.05. Investment of Amounts in Collateral Accounts. Pending the disbursement thereof pursuant to the terms of this Agreement, all amounts in the Collateral Accounts shall (to the extent deemed practical) be invested by the Administrative Agent and the Indenture Trustee, as the case may be, in Permitted Investments. Each of the Administrative Agent and the Indenture Trustee shall, to the extent that the timing of distributions to be made from any Collateral Account is known or can be reasonably anticipated, select Permitted Investments for such Collateral Account that mature prior to the anticipated date of any distribution to be made from such Collateral Account. Neither the Administrative Agent nor the Indenture Trustee shall discriminate between Collateral Accounts in the selection of Permitted Investments; provided, however, that the foregoing shall not be construed to prevent the selection of longer-term investments for the Letter of Credit Collateral Account if distributions from such Account are expected to be made at a later date than distributions from the other Collateral Accounts. Neither the Administrative Agent nor the Indenture Trustee shall be liable for any loss resulting from any investment made in accordance with the provisions of this Section 4.05, except to the extent such loss was the result of such person's gross negligence or willful misconduct. The Administrative Agent and the Indenture Trustee agree to account to each other as to investment of and documents in the Collateral Accounts promptly upon request.

                                    ARTICLE V

                    EXPENSES AND INDEMNIFICATION BY COMPANIES

          By countersigning this Agreement, the Companies agree (i) to reimburse each of the Administrative Agent and the Indenture Trustee, on demand, for any reasonable expenses incurred by such person, including reasonable (1) counsel fees, (2) other charges and (3) disbursements and compensation of agents, arising out of, in any way connected with, or as a result of, the execution or delivery of this Agreement or any of the Security Documents or any agreement or instrument contemplated hereby or thereby or the performance by the parties hereto or thereto of their respective obligations hereunder or thereunder or in connection with the enforcement or protection of the rights of the Administrative Agent, the Indenture Trustee and the Secured Parties under this Agreement and the Security Documents and (ii) to indemnify and hold harmless the Administrative Agent, the Credit Agreement Parties, the Indenture Trustee, the Senior Noteholders and each of their respective directors, officers, employees and agents (each such person being called an "Indemnitee"), on demand, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against any Indemnitee in their respective capacities or any of them in any way relating to or arising out of this Agreement or the Security Documents or any action taken or omitted by them under this Agreement or the Security Documents; provided, however, that the Companies shall not be liable to any Indemnitee for any such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent they have resulted from the gross negligence or willful misconduct of such Indemnitee.

                                   ARTICLE VI

                         REPRESENTATIONS AND WARRANTIES

          Each of the Administrative Agent and the Indenture Trustee represents and warrants to the other parties hereto that (i) the execution, delivery and performance of this Agreement (1) have been duly authorized by all requisite corporate action on its part and (2) will not contravene any provision of its charter or by-laws or any order of any court or other Governmental Authority having applicability to it or any applicable law and (ii) this Agreement has been duly executed and delivered by it and constitutes its legal, valid and binding obligation.

                                   ARTICLE VII

                           INTERCREDITOR ARRANGEMENTS

          SECTION 7.01. Security Interests. Each of the Secured Parties hereby agrees that the liens and security interests in respect of the Shared Collateral granted to (i) the Administrative Agent, for the benefit of the Lenders, under the Lender Pledge Agreement, and (ii) the Indenture Trustee, for the benefit of the Senior Note Holders, under the Senior Note Pledge Agreement, shall be treated, as among the Secured Parties, as having equal priority and shall at all times be shared by the Secured Parties as provided herein, notwithstanding the order or time of attachment, the order, time and manner of perfection, or the order or time of filing or recordation of any document or instrument, or other method of perfecting a security interest in favor of any Secured Party in any of the Shared Collateral. Each of the Secured Parties hereby further agrees that nothing contained in this Agreement (other than the access rights set forth in Section 3.04) shall be construed to affect any of the Secured Parties' rights with respect to any of the Collateral to which it is entitled other than the Shared Collateral. In the event that any of the Shared Collateral consists of certificated securities, the Companies shall deliver such certificated securities to be held by either the Indenture Trustee or the Administrative Agent, and each of the Indenture Trustee and the Administrative Agent agree that any such certificates controlled by it are held for the benefit of both the Credit Agreement Parties and the Senior Note Creditors in accordance with this Agreement. Each of the Administrative Agent and the Indenture Trustee further agree that in the event that its obligations are repaid in full, then any such certificates held by such party shall be delivered to such other party.

          SECTION 7.02. Turnover of Shared Collateral and Certain Payments. If any Secured Party acquires custody, control or possession of any Shared Collateral or proceeds therefrom other than pursuant to the terms of this Agreement, then such Secured Party shall promptly cause such Shared Collateral, proceeds or payments to be delivered to or put in the custody, possession or control of either the Administrative Agent or the Indenture Trustee, as applicable, for disposition or distribution in accordance with the provisions of Sections 4.01 and 4.02. Until such time as the provisions of the immediately preceding sentence have been complied with, such Secured Party shall be deemed to hold such Shared Collateral, proceeds or payments in trust for the parties entitled thereto hereunder. Notwithstanding the foregoing, no Secured Party shall be required to deliver to or put in the custody, possession or control of the Administrative Agent or the Indenture Trustee or to hold in trust as specified in the preceding sentence any amount of any Outstanding Obligation paid or prepaid by the Companies to it (and not obtained by it through any sale of or other realization upon any Shared Collateral or by enforcement of its rights as provided herein and in the Lender Pledge Agreement and the Senior Note Pledge Agreement) in accordance with the terms of the Credit Agreement or the Indenture, as applicable.

          SECTION 7.03. Release of Collateral. (a) Upon the satisfaction of the provisions of the Credit Agreement and the Indenture that permit any Shared Collateral to be released, such Shared Collateral shall be released upon the receipt of evidence required by the Credit Agreement and the Indenture and satisfactory to the Administrative Agent and the Indenture Trustee that such provisions have been satisfied in full (and, if such release is made in connection with the sale, transfer or other disposition of the Shared Collateral, the proceeds of such transaction have been or will be applied to repay or prepay Outstanding Obligations to the extent required by the Credit Agreement and the Indenture).

          (b) Shared Collateral may be released in connection with the exercise of any rights, powers or remedies by the Administrative Agent and the Indenture Trustee pursuant to and in accordance with Section 3.01 and such release shall not require any approval under this Section 7.03.

          (c) The Secured Parties hereby authorize the Administrative Agent and the Indenture Trustee to execute releases and other documents in form and substance satisfactory to the Secured Parties in respect of any release of Shared Collateral permitted under this Section 7.03.

          SECTION 7.04. Purchase of Collateral. Any Secured Party, Credit Agreement Party or Senior Note Creditor may purchase Shared Collateral at any public sale of such Shared Collateral pursuant to either Pledge Agreement and may make payment on account thereof by using any Outstanding Obligation then due and payable to such Person from the person that granted a security interest in such Shared Collateral as a credit against the purchase price to the extent, but only to the extent, approved by the Required Lenders and holders of a majority of the Voting Senior Note Obligations.

          SECTION 7.05. Further Assurances, etc. Each party hereto shall execute and deliver such other documents and instruments, in form and substance reasonably satisfactory to the other parties hereto, and shall take such other actions, in each case as any other party hereto may reasonably have requested (at the cost and expense of the Companies) to effectuate and carry out the provisions of this Agreement, including by recording or filing in such places as the requesting party may deem reasonably necessary, this Agreement or such other documents or instruments

                                  ARTICLE VIII

                            APPROVAL BY THE COMPANIES

          By executing this Agreement, each of the Companies agrees to be bound by the provisions hereof as they relate to the relative rights of the Secured Parties; provided, however, that solely as between each of the Companies, on the one hand, and the Secured Parties, on the other hand, nothing in this Agreement shall amend, modify, change or supersede the terms of any Security Document, as between each Secured Party and Company signatory thereto, and in the event of any such conflict or inconsistency between the terms of this Agreement and such Security Document, such Security Document shall govern the relationship between such Secured Party and Company. Each Company further agrees that except as expressly provided herein (i) the terms of this Agreement shall not give such Company any substantive rights against the Secured Parties, and (ii) if any Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, such Company shall neither raise such violation as a defense to the enforcement by any other Secured party under its respective Security Documents, nor assert such violation as a counterclaim or basis for setoff or recoupment against any Secured Party.

                                   ARTICLE IX

                                  MISCELLANEOUS

          SECTION 9.01. No Individual Action. No Secured Party may require the Administrative Agent or the Indenture Trustee to take or refrain from taking any action hereunder or under either Pledge Agreement or with respect to any of the Shared Collateral except as and to the extent expressly set forth in this Agreement.

          SECTION 9.02. Successors and Assigns. (a) This Agreement shall be binding on and inure to the benefit of each of the Secured Parties and their respective successors and permitted assigns (including any assignee of any Lender in accordance with the Credit Agreement and the holders from time to time of the Senior Notes); provided, however, that, except as provided in the next sentence, no Credit Agreement Party or Senior Note Creditor may assign its rights or obligations hereunder. The rights and obligations of any Credit Agreement Party or Senior Note Creditor under this Agreement shall be assigned automatically, without the need for the execution of any document or any other action, to, and the terms "Credit Agreement Party" or "Senior Note Creditor" as used in this Agreement shall include, any assignee, transferee or successor of such Secured Party under the Credit Agreement or the Indenture, as the case may be, in accordance with the terms of and upon the effectiveness of an assignment pursuant to Section 19 of the Credit Agreement or a transfer of Senior Notes pursuant to Section 2.6 of the Indenture. Except as specifically set forth above and in paragraph (b) below, this Agreement is not intended to confer any benefit on, or create any obligation of any Secured Party to, any of the Companies or any third party.

          (b) The provisions of Section 7.03 (and the provisions of this paragraph (b) and clause (ii) of Section 9.06) are intended to confer a benefit upon the Companies and shall be enforceable by the Companies.

          SECTION 9.03. Notices. All notices and other communications provided for herein shall be in writing and delivered to the address set forth beneath its signature hereto or as subsequently directed in writing to all other parties hereto in accordance with this Section 9.03. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or on the date five (5) Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party at the address set forth beneath its signature hereto or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.03.

          SECTION 9.04. Termination. (a) This Agreement shall terminate automatically upon the indefeasible payment in full of the Outstanding Credit Agreement Obligations or the Outstanding Senior Note Obligations; provided, however, that (i) Articles I, II, III, IV, V, VIII and IX, and Sections 7.01,
7.02 and 7.03, shall survive, and remain operative and in full force and effect, as long as there are any Outstanding Obligations that are secured by either Pledge Agreement and (ii) this Section 9.04, Article V and Section 9.05 of this Agreement shall survive, and remain operative and in full force and effect, regardless of the termination of this Agreement.

          SECTION 9.05. Applicable Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          SECTION 9.06. Modification of Agreement. No modification or amendment of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by or on behalf of the Required Lenders and holders of a majority of the Voting Senior Note Obligations; provided, however, that (i) no such modification or amendment shall modify any provision hereof that is intended to provide for the equal and ratable security of all Outstanding Obligations without the prior written consent of all Secured Parties, (ii) no such modification or amendment shall be made to Section 5.05 or 7.03 or to the definition of the term "Required Secured Parties" for purposes of such Sections, or to Section 9.02(b) or to this clause (ii), without the prior written consent of the Companies and (iii) no such modification or amendment shall change the definition of the term "Required Secured Parties" or this Section or Sections 7.02 or 7.03 without the prior written consent of all Secured Parties. No waiver of any provision of this Agreement and no consent to any departure by any party hereto from the provisions hereof shall be effective unless such waiver or consent shall be set forth in a written instrument executed by the party against which it is sought to be enforced, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any party hereto in any case shall entitle such parry to any other or further notice or demand in the same, similar or other circumstances.

          SECTION 9.07. Waiver of Rights. Neither any failure nor any delay on the part of any party hereto in exercising any right, power or privilege hereunder shall operate as a waiver thereof, and a single or partial exercise thereof shall not preclude any other or further exercise or the exercise of any other right, power or privilege.

          SECTION 9.08. Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties hereto shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

          SECTION 9.09. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile transmission shall be as effective as delivery of a manually executed counterpart of this Agreement.

          SECTION 9.10. Section Headings. The Article and Section headings used herein are for convenience of reference only and are not to affect the construction of or be taken into consideration in interpreting this Agreement.

          SECTION 9.11. Complete Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior representations, negotiations, writings, memoranda and agreements with respect thereto. To the extent any provision of this Agreement conflicts with any other Senior Credit Document, the provisions of this Agreement shall be controlling, except as otherwise required by law.

          IN WITNESS WHEREOF, the Administrative Agent and the Indenture Trustee have caused this Intercreditor Agreement to be duly executed by their duly authorized officers, all as of the day and year first above written.

                                        LASALLE BANK NATIONAL ASSOCIATION, as
                                        Indenture Trustee


                                        By: /s/ Andrea Matwyshyn
                                            --------------------------------
                                        Name:  Andrea Matwyshyn
                                        Title: Power of Attorney

                                        Address:

                                        FLEET CAPITAL CORPORATION,
                                        as Administrative Agent


                                        By: /s/ Joseph W. Johnson, Jr.
                                            ---------------------------------
                                        Name: Joseph W. Johnson, Jr.
                                        Title: Vice President

                                        Address: One Federal Street
                                                 Boston, MA 02110

                                                               Signature Page to
                                                         Intercreditor Agreement

                                   REPUBLIC ENGINEERED PRODUCTS LLC


                                   By: /s/ Raquel Palmer
                                       ---------------------------------
                                   Name:  Raquel Palmer
                                   Title: Vice President

                                   Address: 3770 Embassy Parkway
                                            Akron, Ohio 44333

                                   BLUE BAR, L.P.
                                   By:   Blue Steel Corporation
                                         Its General Partner


                                   By: /s/ Raquel Palmer
                                       ---------------------------------
                                   Name:  Raquel Palmer
                                   Title: Vice President

                                   Address: 3770 Embassy Parkway
                                            Akron, Ohio 44333

                                   BLUE STEEL CAPITAL CORP.


                                   By: /s/ Raquel Palmer
                                       ---------------------------------
                                   Name:  Raquel Palmer
                                   Title: Vice President

                                   Address: 3770 Embassy Parkway
                                            Akron, Ohio 44333

                                   N&T RAILWAY COMPANY LLC
                                   By:   Republic Engineered Products LLC
                                         Its Sole Member

                                   By: /s/ Raquel Palmer
                                       ---------------------------------
                                   Name:  Raquel Palmer
                                   Title: Vice President

                                   Address: 3770 Embassy Parkway
                                            Akron, Ohio 44333